The Victory Portfolios



                                   EX-99.B5(b)

          Investment Sub-Advisory Agreement between KeyCorp Mutual Fund Advisers, Inc. and Society Asset Management, Inc. dated as of January 1, 1996




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                        INVESTMENT SUBADVISORY AGREEMENT
                                     BETWEEN
                       KEYCORP MUTUAL FUND ADVISERS, INC.
                                       AND
                         SOCIETY ASSET MANAGEMENT, INC.

AGREEMENT made as of the 1st day of January, 1996 by and between KeyCorp Mutual Fund Advisers, Inc., an Ohio corporation (the "Adviser"), and Society Asset Management, Inc., an Ohio corporation (the "Sub-Adviser").

         WHEREAS, the Adviser is a registered investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"); and

         WHEREAS, the Adviser provides investment advisory services to the series of The Victory Portfolios, a Delaware business trust (the "Company"), which is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), pursuant to an Investment Advisory Agreement dated January 1, 1996 (the "Advisory Agreement"); and

         WHEREAS, the Adviser desires to retain the Sub-Adviser to furnish investment subadvisory services in connection with the series of the Company listed on Schedule A (each, a "Fund" and collectively, the "Funds"), and the Sub-Adviser represents that it is willing and possesses legal authority to so furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

         1.       APPOINTMENT.

         (a) General. The Adviser hereby appoints the Sub-Adviser to act as investment subadviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

         (b) Employees of Affiliates. The Sub-Adviser may, in its discretion, provide such services through its own employees or the employees of one or more affiliated companies that are qualified to act as an investment subadviser to the Funds under applicable laws and are under the control of KeyCorp, the indirect parent of the Sub-Adviser; provided that (i) all persons, when providing services hereunder, are functioning as part of an organized group of persons, and (ii) such organized group of persons is managed at all times by authorized officers of the Sub- Adviser.


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         2. DELIVERY OF DOCUMENTS.  The Adviser has delivered to the Sub-Adviser copies of each of the following documents along with all amendments thereto through the date hereof, and will promptly deliver to it all future amendments and supplements thereto, if any:

         (a)      the Company's Trust Instrument ;

         (b)      the By-Laws of the Company;

         (c)      resolutions   of  the  Board  of   Trustees   of  the  Company
                  authorizing   the  execution  and  delivery  of  the  Advisory
                  Agreement and this Agreement;

         (d) the most recent Post-Effective Amendment to the Company's Registration Statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act, on Form N-1A as filed with the Securities and Exchange Commission (the "Commission");

         (e) Notification of Registration of the Company under the 1940 Act on Form N-8A as filed with the Commission; and

         (f)      the  currently   effective   Prospectuses  and  Statements  of
                  Additional Information of the Funds.

         3. INVESTMENT ADVISORY SERVICES.

         (a) Management of the Funds. The Sub-Adviser hereby undertakes to act as investment subadviser to the Funds. The Sub-Adviser shall regularly provide investment advice to the Funds and continuously supervise the investment and reinvestment of cash, securities and other property composing the assets of the Funds and, in furtherance thereof, shall:

                  (i) obtain and evaluate pertinent economic, statistical and financial data, as well as other significant events and developments, which affect the economy generally, the Funds' investment programs, and the issuers of securities included in the Funds' portfolios and the industries in which they engage, or which may relate to securities or other investments which the Sub-Adviser may deem desirable for inclusion in a Fund's portfolio;

                  (ii) determine which issuers and securities shall be included in the portfolio of each Fund;

                  (iii)   furnish a continuous investment program for each Fund;


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                  (iv)     in its  discretion,  and without prior  consultation,
                           buy, sell, lend and otherwise trade any stocks, bonds and other securities and investment instruments on behalf of each Fund; and

                  (v) take, on behalf of each Fund, all actions the Sub-Adviser may deem necessary in order to carry into effect such investment program and the Sub-Adviser's functions as provided above, including the making of appropriate periodic reports to the Adviser and the Company's Board of Trustees.

         (b) Covenants. The Sub-Adviser shall carry out its investment subadvisory responsibilities in a manner consistent with the investment objectives, policies, and restrictions provided in:
                  (i) each Fund's Prospectus and Statement of Additional Information as revised and in effect from time to time; (ii) the Company's Trust Instrument, By-Laws or other governing instruments, as amended from time to time; (iii) the 1940 Act;
                  (iv) other applicable laws; and (v) such other investment policies, procedures and/or limitations as may be adopted by the Company or the Adviser with respect to a Fund and provided to the Sub-Adviser in writing. The Sub-Adviser agrees to use reasonable efforts to manage each Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended, and regulations issued thereunder (the "Code"), except as may be authorized to the contrary by the Company's Board of Trustees. The management of the Funds by the Sub-Adviser shall at all times be subject to the review of the Adviser and the Company's Board of Trustees.

         (c) Books and Records. Pursuant to applicable law, the Sub-Adviser shall keep each Fund's books and records required to be maintained by, or on behalf of, the Funds with respect to subadvisory services rendered hereunder. The Sub-Adviser agrees that all records which it maintains for a Fund are the property of the Fund and it will promptly surrender any of such records to the Fund upon the Fund's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a- 2 under the 1940 Act any such records of the Fund required to be preserved by such Rule.

         (d) Reports, Evaluations and other Services. The Sub-Adviser shall furnish reports, evaluations, information or analyses to the Adviser and the Company with respect to the Funds and in connection with the Sub-Adviser's services hereunder as the Adviser and/or the Company's Board of Trustees may request from time to time or as the Sub-Adviser may otherwise deem to be reasonably necessary. The Sub- Adviser shall make recommendations to the Adviser and the Company's Board of Trustees with respect to the Company's policies, and shall carry out such policies as are adopted by the Board of Trustees. The Sub-Adviser may, subject to review

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                  by the Adviser, furnish such other services as the Sub-Adviser shall from time to time determine to be necessary or useful to perform its obligations under this Agreement.

         (e) Purchase and Sale of Securities. The Sub-Adviser shall place all orders for the purchase and sale of portfolio securities for each Fund with brokers or dealers selected by the Sub-Adviser, which may include brokers or dealers affiliated with the Adviser or the Sub-Adviser to the extent permitted by the 1940 Act and the Company's policies and procedures applicable to the Funds. The Sub-Adviser shall use its best efforts to seek to execute portfolio transactions at prices which, under the circumstances, result in total costs or proceeds being the most favorable to the Funds. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, research services provided to the Sub- Adviser, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In no event shall the Sub-Adviser be under any duty to obtain the lowest commission or the best net price for any Fund on any particular transaction, nor shall the Sub-Adviser be under any duty to execute any order in a fashion either preferential to any Fund relative to other accounts managed by the Sub-Adviser or otherwise materially adverse to such other accounts.

         (f) Selection of Brokers or Dealers. In selecting brokers or dealers qualified to execute a particular transaction, brokers or dealers may be selected who also provide brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) to the Sub-Adviser, the Funds, and/or the other accounts over which the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized to pay a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for a Fund which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if the Sub- Adviser determines in good faith that the total commission is reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the overall responsibilities of the Sub-Adviser with respect to accounts over which it exercises investment discretion. The Sub-Adviser shall report to the Board of Trustees of the Company regarding overall commissions paid by the Funds and their reasonableness in relation to their benefits to the Funds.

         (g) Aggregation of Securities Transactions. In executing portfolio transactions for a Fund, the Sub-Adviser may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be sold or

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                  purchased  with those of other Funds or its other  clients if, in the Sub-Adviser's reasonable judgment, such aggregation (i) will result in an overall economic benefit to the Fund, taking into consideration the advantageous selling or purchase price,
                  brokerage   commission   and  other   expenses,   and  trading
                  requirements, and (ii) is not inconsistent with the policies set forth in the Company's registration statement and the Fund's Prospectus and Statement of Additional Information. In such event, the Sub-Adviser will allocate the securities so
                  purchased  or  sold,   and  the   expenses   incurred  in  the
                  transaction, in an equitable manner, consistent with its fiduciary obligations to the Fund and such other clients.


         4.       REPRESENTATIONS AND WARRANTIES.

         (a) The Sub-Adviser hereby represents and warrants to the Adviser as follows:

                  (i) The Sub-Adviser is a corporation duly organized and in good standing under the laws of the State of Ohio and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  (ii)     The   Sub-Adviser  is  registered  as  an  investment
                           adviser with the Commission under the Investment Advisers Act of 1940 as amended (the "Advisers Act"), and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Sub-Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

                  (iii) The Sub-Adviser at all times shall provide its best judgment and effort to the Adviser in carrying out the Sub-Adviser's obligations hereunder.

         (b) The Adviser hereby represents and warrants to the Sub-Adviser as follows:

                  (i) The Adviser is a corporation duly organized and in good standing under the laws of the State of Ohio and is fully authorized to enter into this Agreement and carry out its duties and obligations hereunder.

                  (ii) The Adviser is registered as an investment adviser with the Commission under the Advisers Act, and is registered or licensed as an investment adviser under the laws of all applicable jurisdictions. The Adviser shall maintain such registrations or licenses in effect at all times during the term of this Agreement.

                  (iii) The Company has been duly organized as a business trust under the laws of the State of Delaware.

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                  (iv)     The Company is registered  as an  investment  company
                           with the Commission under the 1940 Act, and shares of each Fund are registered for offer and sale to the public under the 1933 Act and all applicable state
                           securities    laws   where   currently   sold.   Such
                           registrations will be kept in effect during the term of this Agreement.

         5. COMPENSATION. As compensation for the services which the Sub-Adviser is to provide or cause to be provided pursuant to Paragraph 3, with respect to each Fund, the Adviser shall pay to the Sub-Adviser (or cause to be paid by the Company directly to the Sub-Adviser) a fee, which shall be accrued daily and paid in arrears on the first business day of each month, at the annual rate set forth for the Fund on Schedule A, as a percentage of the average daily net assets of the Fund during the preceding month (computed in the manner set forth in the Fund's most recent Prospectus and Statement of Additional Information). Average daily net assets shall be based upon determinations of net assets made as of the close of business on each business day throughout such month. The fee for any partial month shall be calculated on a proportionate basis, based upon average daily net assets for such partial month. In the event that the total expenses of a Fund exceed the limits on investment company expenses imposed by any statute or any regulatory authority of any jurisdiction in which shares of such Fund are qualified for offer and sale, the Sub-Adviser will bear such excess in an amount which bears the same ratio to the amount of such excess that the Adviser bears as the amount of sub-advisory fees payable pursuant to Schedule A hereof bears to the amount of advisory fees payable to the Adviser by the Company under the Advisory Agreement, except: (i) the Sub-Adviser shall not be required to bear such excess to an extent greater than the compensation due to the Sub-Adviser for the period for which such expense limitation is required to be calculated unless such statute or regulatory authority shall so require, and (ii) the Sub-Adviser shall not be required to bear the expenses of the Fund to an extent which would result in the Fund's or Company's inability to qualify as a regulated investment company under the provisions of the Code.

         6. INTERESTED PERSONS. It is understood that, to the extent consistent with applicable laws, the Trustees, officers and shareholders of the Company or the Adviser are or may be or become interested in the Sub-Adviser as directors, officers or otherwise and that directors, officers and shareholders of the Sub-Adviser are or may be or become similarly interested in the Company or the Adviser.

         7. EXPENSES. The Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities (including brokerage commissions) purchased for or sold by the Funds.

         8. NON-EXCLUSIVE SERVICES; LIMITATION OF SUB-ADVISER'S LIABILITY. The services of the Sub-Adviser hereunder are not to be deemed exclusive, and the Sub-Adviser may render similar services to others and engage in other activities. The Sub-Adviser and its affiliates may enter into other agreements with the Funds, the Company or the Adviser for providing additional services to the Funds, the Company or the Adviser which are not covered by this Agreement, and

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to receive additional  compensation for such services. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Sub-Adviser, or a breach of fiduciary duty with respect to receipt of compensation, neither the Sub-Adviser nor any of its directors, officers, shareholders, agents, or employees shall be liable or responsible to the Adviser, the Company, the Funds or to any shareholder of the Funds for any error of judgment or mistake of law or for any act or omission in the course of, or connected with, rendering services hereunder or for any loss suffered by the Adviser, the Company, a Fund, or any shareholder of a Fund in connection with the performance of this Agreement.

         9. EFFECTIVE DATE; MODIFICATIONS; TERMINATION. This Agreement shall become effective on January 1, 1996, provided that it shall have been approved by a majority of the outstanding voting securities of each Fund, in accordance with the requirements of the 1940 Act, or such later date as may be agreed by the parties following such shareholder approval.

         (a) This Agreement shall continue in force until December 31, 1997. Thereafter, this Agreement shall continue in effect as to each Fund for successive annual periods, provided such continuance is specifically approved at least annually (i) by a vote of the majority of the Trustees of the Company who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by a vote of the Board of Trustees of the Company or a majority of the outstanding voting securities of the Fund.

         (b) The modification of any of the non-material terms of this Agreement may be approved by a vote of a majority of those Trustees of the Company who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         (c) Notwithstanding the foregoing provisions of this Paragraph 9, either party hereto may terminate this Agreement as to any Fund(s) at any time on sixty (60) days' prior written notice to the other, without payment of any penalty. A termination of the Sub-Adviser may be effected as to any particular Fund by the Adviser, by a vote of the Company's Board of Trustees, or by vote of a majority of the outstanding voting securities of the Fund. This Agreement shall terminate automatically in the event of its assignment.

         10.  LIMITATION  OF  LIABILITY  OF  TRUSTEES  AND   SHAREHOLDERS.   The
Sub-Adviser acknowledges the following limitation of liability:

         The  terms  "The  Victory  Portfolios"  and  "Trustees  of The  Victory
Portfolios" refer, respectively, to the trust created and the Trustees, as trustees but not individually or personally, acting from time to time under the Trust Instrument, to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, such

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reference  being  inclusive  of any and  all  amendments  thereto  so  filed  or hereafter filed. The obligations of "The Victory Portfolios" entered into in the name or on behalf thereof by any of the Trustees, representatives or agents are made not individually, but in such capacities and are not binding upon any of the Trustees, shareholders or representatives of the Company personally, but bind only the assets of the Company, and all persons dealing with the Company or a Fund must look solely to the assets of the Company or Fund for the enforcement of any claims against the Company or Fund.

         11. CERTAIN DEFINITIONS. The terms "vote of a majority of the outstanding voting securities," "assignment," "control," and "interested persons," when used herein, shall have the respective meanings specified in the 1940 Act. References in this Agreement to the 1940 Act and the Advisers Act shall be construed as references to such laws as now in effect or as hereafter amended, and shall be understood as inclusive of any applicable rules, interpretations and/or orders adopted or issued thereunder by the Commission.

         12. INDEPENDENT CONTRACTOR. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Company from time to time, have no authority to act for or represent a Fund in any way or otherwise be deemed an agent of a Fund.

         13. STRUCTURE OF AGREEMENT. The Adviser and Sub-Adviser are entering into this Agreement with regard to the respective Funds severally and not jointly. The responsibilities and benefits set forth in this Agreement shall be deemed to be effective as between the Adviser and Sub-Adviser in connection with each Fund severally and not jointly. This Agreement is intended to govern only the relationships between the Adviser, on the one hand, and the Sub-Adviser, on the other hand, and is not intended to and shall not govern (i) the relationship between the Adviser or Sub-Adviser and any Fund, or (ii) the relationships among the respective Funds.

         14. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Ohio, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act or the Advisers Act.

         15. SEVERABILITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

         16. NOTICES. Notices of any kind to be given to the Adviser hereunder by the Sub- Adviser shall be in writing and shall be duly given if mailed or delivered to the Adviser at 127 Public Square, Cleveland, Ohio 44114-1306,
Attention: W. Christopher Maxwell; with a copy to Ann Kowal Smith, Esq., or at such other address or to such individual as shall be so specified by the Adviser to the Sub-Adviser. Notices of any kind to be given to the Sub-Adviser hereunder by the Adviser shall be in writing and shall be duly given if mailed or delivered to the Sub-

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Adviser at 127 Public Square, Cleveland, Ohio 44114-1306,  Attention:  Martin J.
Walker; with a copy to Ann Kowal Smith, Esq., or at such other address or to such individual as shall be so specified by the Sub-Adviser to the Adviser. Notices shall be effective upon delivery.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date written above.


SOCIETY ASSET MANAGEMENT, INC.                 KEYCORP MUTUAL FUND ADVISERS,
                                                  INC.


By: /s/ Martin J. Walker                           By: /s/ W.Christopher Maxwell
    Name: Martin J. Walker                         Name:W.Christopher Maxwell
    Title: President and CEO                       Title: CEO/Chairman


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                                   Schedule A

For the Victory Balanced Fund, Diversified Stock Fund, Growth Fund, Stock Index Fund and Value Fund:

             NET ASSETS IN MILLIONS         RATE OF SUB-ADVISORY FEE*
                    up to $10                          .65%
                    next $15                           .50
                    next $25                           .40
                    above $50                          .35

For the Victory International Growth Fund, Ohio Regional Stock Fund and Special Value Fund:

             NET ASSETS IN MILLIONS         RATE OF SUB-ADVISORY FEE*
                    up to $10                          .90%
                    next $15                           .70
                    next $25                           .55
                    above $50                          .45

For the Victory Intermediate Fund, Investment Quality Bond Fund, Limited Term Income Fund, Ohio Municipal Bond Fund, Governmental Bond Fund, Government Mortgage Fund, National Municipal Bond Fund and New York Tax-Free Fund:

             NET ASSETS IN MILLIONS         RATE OF SUB-ADVISORY FEE*
                    up to $10                          .40%
                    next $15                           .30
                    next $25                           .25
                    above $50                          .20

For the Victory Prime Obligations Fund, Tax-Free Money Market Fund, U.S. Government Obligations Fund, Financial Reserves Fund, Institutional Money Market Fund and Ohio Municipal Money Market Fund:

             NET ASSETS IN MILLIONS         RATE OF SUB-ADVISORY FEE*
                    up to $10                          .25%
                    next $15                           .20
                    next $25                           .15
                    above $50                          .125

--------------------

* As a percentage of average daily net assets. Note, however, that the Sub-Adviser shall have the right, but not the obligation, to voluntarily waive any portion of the sub-advisory fee from time to time. Any such voluntary waiver will be irrevocable and determined in advance of rendering sub-investment advisory services by the Sub-Adviser, and shall be in writing and signed by the parties hereto.

                                        i